AMENDED AND RESTATED DEPOSIT AGREEMENT

by and among

BB SEGURIDADE PARTICIPAÇÕES S.A.,
as Issuer

and

CITIBANK, N.A.,
as Depositary

and

THE HOLDERS AND BENEFICIAL OWNERS
OF AMERICAN DEPOSITARY SHARES ISSUED HEREUNDER

Dated as of [date], 2019

TABLE OF CONTENTS

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AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of July ___, 2019, by and among (i) BB SEGURIDADE PARTICIPAÇÕES S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), and its successors (the “Company”), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America (“Citibank”), acting in its capacity as depositary, and any successor depositary hereunder (Citibank in such capacity, the “Depositary”), and (iii) all Holders and Beneficial Owners of American Depositary Shares issued hereunder (all such capitalized terms as hereinafter defined).

W I T N E S S E T H   T H A T:

WHEREAS, the Company and Deutsche Bank Trust Company Americas (the “Original Depositary”) previously entered into a Deposit Agreement, dated as of _____________, 2014 (the “Original Deposit Agreement”); and

WHEREAS, the Company desires to amend and restate the Original Deposit Agreement and establish with the Depositary an ADR facility to provide for the deposit of the Shares (as hereinafter defined) and the creation of American Depositary Shares representing the Shares so deposited and for the execution and Delivery (as hereinafter defined) of American Depositary Receipts (as hereinafter defined) evidencing such American Depositary Shares; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All capitalized terms used, but not otherwise defined, herein shall have the meanings set forth below, unless otherwise clearly indicated:

Section 1.1           “ADS Record Date” shall have the meaning given to such term in Section 4.8.

Section 1.2           “Affiliate” shall have the meaning assigned to such term by the Commission under Rule 405 promulgated under the Securities Act (as hereinafter defined).

Section 1.3           “Agent” shall mean such entity or entities as the Depositary may appoint under Section 7.11, including the Custodian or any successor or addition thereto.

Section 1.4           “American Depositary Share(s)” and “ADS(s)” shall mean the rights and interests in the Deposited Property (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of the Deposit Agreement and , if issued as Certificated ADS(s) (as hereinafter defined), the ADR(s) issued to evidence such ADSs.  ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are evidenced by ADR(s), or (b) Uncertificated ADS(s), in which case the ADS(s) are not evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes.  Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require.  Each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as amended from time to time) that are on deposit with the Depositary and/or the Custodian, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a Certificated ADS), until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.10 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the right to receive, and to exercise the beneficial ownership interests in, the applicable Deposited Property on deposit with the Depositary and the Custodian determined in accordance with the terms of such Sections, subject, in each case, to the terms and conditions of the Deposit Agreement and the applicable ADR (if issued as a certificated ADS).  In addition, the ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement (which may give rise to Depositary fees).  American depositary shares outstanding under the Original Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of the Deposit Agreement in all respects, except that any amendment of the Original Deposit Agreement effected under the terms of the Deposit Agreement which prejudices any substantial existing right of “Holders” or “Beneficial Owners” (each as defined in the Original Deposit Agreement) shall not become effective as to “Holders” and “Beneficial Owners” of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by the Deposit Agreement shall have been given to the “Holders” of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof.

Section 1.5           “B3” shall mean B3 S.A. - Brasil, Bolsa, Balcão.

Section 1.6           “Beneficial Owner” shall mean, as to any ADS, any person or entity having a beneficial interest deriving from the ownership of such ADS.  Notwithstanding anything else contained in the Deposit Agreement, any ADR(s) or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holders only of the Deposited Property represented by the ADSs for the benefit of the Holders and Beneficial Owners of the corresponding ADSs.  The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Property held on behalf of the Holders and Beneficial Owners of ADSs.  The beneficial ownership interests in the Deposited Property are intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.  The beneficial ownership interests in the Deposited Property shall, unless otherwise agreed by the Depositary, be exercisable by the Beneficial Owners of the ADSs only through the Holders of such ADSs, by the Holders of the ADSs (on behalf of the applicable Beneficial Owners) only through the Depositary, and by the Depositary (on behalf of the Holders and Beneficial Owners of the corresponding ADSs) directly, or indirectly through the Custodian or their respective nominees, in each case upon the terms of the Deposit Agreement and, if applicable, the terms of the ADR(s) evidencing the ADSs.  A Beneficial Owner of ADSs may or may not be the Holder of such ADSs.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holder of the ADSs owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name.  The manner in which a Beneficial Owner holds ADSs (e.g., in a brokerage account vs. as registered holder) may affect the rights and obligations of, the manner in which, and the extent to which, services are made available to, Beneficial Owners pursuant to the terms of the Deposit Agreement. Persons who own beneficial interests in the American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of ADS(s) under the terms hereof.

Section 1.7           “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Borough of Manhattan, The City of New York are authorized or obligated by law or executive order to close and (b) a day on which the market(s) in which Receipts are traded are closed.

Section 1.8           “Central Bank” shall mean the Banco central do Brasil or any successor governmental agency in Brazil.

Section 1.9           “Central Depositária da B3” shall mean Central Depositária da B3, which provides the book-entry settlement system for equity securities in Brazil, or any successor entity thereto.

Section 1.10       “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

Section 1.11       “Company” shall mean BB Seguridade Participações S.A., a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil, and its successors.

Section 1.12       “Custodian” shall mean, as of the date hereof, Banco do Brasil S.A. having its principal office at Rua Lelio Gama, 105 – Centro – Rio de Janeiro, Rio de Janeiro - Brazil, as the custodian for the purposes of this Deposit Agreement, and any other firm or corporation which may hereinafter be appointed by the Depositary pursuant to the terms of Section 5.5 as a successor or an additional custodian or custodians hereunder, as the context shall require. The term “Custodian” shall mean all custodians, collectively.

Section 1.13       “CVM” shall mean the Comissão de Valores Mobiliários, the Brazilian National Securities Commission, or any successor governmental agency in Brazil.

Section 1.14       “Deliver” and “Delivery” shall mean, (x) when used in respect of Shares and other Deposited Securities, either (i) the physical delivery of the certificate(s) representing such securities, or (ii) the book-entry transfer and recordation of such securities on the books of the Foreign Registrar (as hereinafter defined) or in the book-entry settlement of Central Cepositária da B3, and (y) when used in respect of ADSs, either (i) the physical delivery of ADR(s) evidencing the ADSs, or (ii) the book-entry transfer and recordation of ADSs on the books of the Depositary or any book-entry settlement system in which the ADSs are settlement-eligible.

Section 1.15       “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented in accordance with the terms hereof.

Section 1.16       “Depositary” shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and its successors.

Section 1.17       “Deposited Property” shall mean the Deposited Securities and any cash and other property held on deposit by the Depositary and the Custodian in respect of the ADSs under the terms of the Deposit Agreement, subject, in the case of cash, to the provisions of Section 4.8. All Deposited Property shall be held by the Custodian, the Depositary and their respective nominees for the benefit of the Holders and Beneficial Owners of the ADSs representing the Deposited Property. The Deposited Property is not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in the Deposited Property is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing the Deposited Property.

Notwithstanding anything else contained herein, the securities, cash and other property delivered to the Custodian and the Depositary in respect of American depositary shares outstanding as of the date hereof under the Original Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Property hereunder in all respects.

Section 1.18       “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, received by the Depositary or the Custodian in respect thereof and held hereunder.

Section 1.19       “Dollars” and “$” shall refer to the lawful currency of the United States.

Section 1.20       “DTC” shall mean The Depository Trust Company, the central book-entry clearinghouse and settlement system for securities traded in the United States, and any successor thereto.

Section 1.21       “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC. A DTC Participant may or may not be a Beneficial Owner. If a DTC Participant is not the Beneficial Owner of the ADSs credited to its account at DTC, or of the ADSs in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the ADSs credited to its account at DTC or in respect of which the DTC Participant is so acting. A DTC Participant, upon acceptance in any one of its DTC accounts of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, or by continuing to hold in any one of its DTC accounts, from and after the date hereof, any American depositary shares issued and outstanding under the Original Deposit Agreement, shall (notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party) be deemed for all purposes to be a party to, and bound by, the terms of the Deposit Agreement and the applicable ADR(s) to the same extent as, and as if the DTC Participant were, the Holder of such ADSs.

Section 1.22       “Estatuto Social” shall mean the bylaws and other constitutive documents of the Company.

Section 1.23       “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.24       “Foreign Currency” shall mean any currency other than Dollars.

Section 1.25       “Foreign Registrar” shall mean the entity, if any, that carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

Section 1.26       “Holder” shall mean the person in whose name the ADSs are registered on the books of the Depositary (or the Registrar, if any) maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the ADS(s) registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the ADSs registered in its name. The manner in which a Holder holds ADSs (e.g., in certificated vs. uncertificated form) may affect the rights and obligations of, and the manner in which, and the extent to which, the services are made available to, Holders pursuant to the terms of the Deposit Agreement. Subject to Section 7.12(c), the “Holders” (as defined in the Original Deposit Agreement) of American depositary shares issued under the terms of the Original Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Holders under the terms of the Deposit Agreement.

Section 1.27       “Indemnified Person” and “Indemnifying Person” shall have the meaning set forth in Section 5.8. hereof.

Section 1.28       “Original Deposit Agreement” shall have the meaning given to such term in the preambles to the Deposit Agreement.

Section 1.29       “Original Depositary”

shall have the meaning given to such term in the preambles to the Deposit Agreement.

Section 1.30       “Principal Office” when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located 388 Greenwich, New York, New York 10013, U.S.A.

Section 1.31       “Receipt(s)”, “American Depositary Receipt(s)” and “ADR(s)” shall mean the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of the Deposit Agreement in the form of Certificated ADS(s) (as hereinafter defined), as such ADRs may be amended from time to time in accordance with the provisions of the Deposit Agreement. An ADR may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a “Balance Certificate.” Notwithstanding anything else contained herein or therein to the contrary, the American depositary receipts issued and outstanding under the terms of the Original Deposit Agreement shall, from and after the date hereof, be treated as ADRs issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects.

Section 1.32       “Registrar” shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary, with reasonable prior written notice to the Company, to register ownership of Receipts and transfer of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary. Promptly after such removal and substitution, the Depositary shall give notice thereof in writing to the Company.

Section 1.33       “Restricted Securities” shall mean Shares, or ADSs representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an executive officer or director (or persons performing similar functions) of the Company or by another Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Brazil, or under a shareholders’ agreement or the Company’s Estatuto Social or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act, and the Shares are not, when held by such person, Restricted Securities.

Section 1.34       “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.35       “Shares” shall mean common shares in registered form of the Company, with no par value, heretofore validly issued and outstanding and fully paid or hereafter validly issued and outstanding and fully paid. References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided, however, that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid or Shares as to which pre-emptive rights have theretofore not been validly waived or exercised; provided further, however, that, if there shall occur any change in par value, split-up, consolidation, reclassification, conversion or any other event described in Section 4.10, in respect of the Shares of the Company, the term “Shares” shall thereafter, to the extent permitted by law, represent the successor securities resulting from such change in par value, split-up, consolidation, exchange, conversion, reclassification or event.

Section 1.36       “United States” or “U.S.” shall mean the United States of America.

ARTICLE II

APPOINTMENT OF DEPOSITARY; FORM OF RECEIPTS; DEPOSIT OF SHARES; EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

Section 2.1           Appointment of Depositary. The Company hereby appoints the Depositary as exclusive depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Original Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and the applicable ADR(s) subject to Section 7.12(c); and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement and the applicable ADR(s) (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

Section 2.2           Form and Transferability of Receipts.

(a)               Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any number of ADSs. No definitive Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary. The Depositary shall maintain books on which each Receipt, and the transfer of each such Receipt, shall be registered. Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary and the Company in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which ADSs may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise, or required by any book entry system in which the ADSs are held.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent made available by the Depositary, ADSs shall be issued in book-entry form unless certificated Receipts are specifically requested by the Holder. The Depositary shall make arrangements for the acceptance of the ADSs into DTC. All ADSs held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”). As such, the nominee for DTC will be the only “Holder” of all ADSs held through DTC. Unless issued by the Depositary as Uncertificated ADSs, the ADSs registered in the name of Cede & Co. will be evidenced by one or more ADR(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided. Citibank, N.A. (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC. Each Beneficial Owner of ADSs held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADSs registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants). Any distributions made, and any notices given, by the Depositary to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) satisfy the Depositary’s obligations under the Deposit Agreement to make such distributions, and give such notices, in respect of the ADSs held in DTC (including, for avoidance of doubt, to the DTC Participants holding the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs).

(b)              Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the ADSs evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

Section 2.3           Deposits. (a) Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by any person (including the Depositary in its individual capacity but subject, however, in the case of the Company or any Affiliate of the Company, to Section 5.7 hereof) at any time, whether or not the transfer books of the Company or the Foreign Registrar, if any, are closed, by Delivery of the Shares to the Custodian. Every deposit of Shares shall be accompanied by the following: (A)(i) in the case of Shares represented by certificates issued in registered form, appropriate instruments of transfer or endorsement, in a form satisfactory to the Custodian, (ii) in the case of Shares represented by certificates issued in bearer form, such Shares or the certificates representing such Shares and (iii) in the case of Shares delivered by book-entry transfer and recordation, confirmation of such book-entry transfer and recordation in the books of the Foreign Registrar or of the Central Depositária da B3, as applicable, to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred and recorded, (B) such certifications and payments (including, without limitation, the Depositary’s fees and related charges)

and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and applicable law, (C) if the Depositary so requires, a written order directing the Depositary to issue and deliver to, or upon the written order of, the person or persons stated in such order the number of ADSs representing the Shares so deposited, (D) evidence reasonably satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in the United States and Brazil, and (E) if the Depositary so requires, (i) an agreement, assignment or instrument reasonably satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee. No Shares shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Brazil and any necessary approval has been granted by the CVM, the Central Bank or any governmental body in Brazil, if any, which is then performing the function of the regulator of currency exchange. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Without limiting any other provision of the Deposit Agreement, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly, accept for deposit (a) any Restricted Securities nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the ADS to Shares ratio would give rise to fractional ADSs. Without limitation of the foregoing, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares. The Depositary will use commercially reasonable efforts to comply with reasonable written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

(b)              As soon as practicable after receipt of any permitted deposit hereunder and compliance with the provisions of this Deposit Agreement, the Custodian shall present the Shares so deposited, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Foreign Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee, in each case for the account of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

(c)               Notwithstanding anything else contained in the Deposit Agreement, any ADR(s), or any other instruments or agreements relating to the ADSs and the corresponding Deposited Property, the registration of the Deposited Securities in the name of the Depositary, the Custodian or any of their respective nominees, shall, to the maximum extent permitted by applicable law, vest in the Depositary, the Custodian or the applicable nominee the record ownership in the applicable Deposited Securities with the beneficial ownership rights and interests in such Deposited Securities being at all times vested with the Beneficial Owners of the ADSs representing the Deposited Securities. Notwithstanding the foregoing, the Depositary, the Custodian and the applicable nominee shall at all times be entitled to exercise the beneficial ownership rights in all Deposited Property, in each case only on behalf of the Holders and Beneficial Owners of the ADSs representing the Deposited Property, upon the terms set forth in the Deposit Agreement and, if applicable, the ADR(s) representing the ADSs.

(d)              In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit, the Depositary is authorized to take any and all actions as may be necessary (including, without limitation, making the necessary notations on Receipts) to give effect to the issuance of such ADSs and to ensure that such ADSs are not fungible with other ADSs issued hereunder until such time as the entitlement of the Shares represented by such non-fungible ADSs equals that of the Shares represented by ADSs prior to such deposit. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued contain rights different from those of any other Shares theretofore issued and shall assist the Depositary with the establishment of procedures enabling the identification of such non-fungible Shares upon Delivery to the Custodian.

Section 2.4           Issuance of ADSs. After the deposit of any Shares pursuant to Section 2.3, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order ADSs are deliverable in respect thereof and the number of ADSs to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex, SWIFT, facsimile or electronic transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement (including, without limitation, the payment of the fees, expenses, taxes and other charges owing hereunder) and applicable law, shall issue the ADSs representing the Shares so deposited to or upon the order of the person or persons named in the notice delivered to the Depositary and shall execute and deliver a Receipt registered in the name or names requested by such person or persons evidencing in the aggregate the number of ADSs to which such person or persons are entitled, if applicable.

Section 2.5           Transfer of Receipts; Combination and Split-up of Receipts.

(a)               Transfer. The Depositary, or, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, the Registrar, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed in the case of a certificated Receipt or accompanied by, proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York and of the United States and any other applicable law. Subject to the terms and conditions of this Deposit Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.9 and Article (10) of the Receipt, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered.

(b)              Combination & Split Up. The Depositary, subject to the terms and conditions of this Deposit Agreement shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the applicable fees and charges set forth in Section 5.9 and Article (10) of the Receipt, execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

(c)               Co-Transfer Agents. The Depositary, upon reasonable prior written notice to the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity, in each case to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary, upon reasonable prior written notice to the Company. Each co-transfer agent appointed under this Section 2.5 (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

Section 2.6           Surrender of ADSs and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Receipts (as set forth in Section 5.9 and Article (10) of the Receipt) and (ii) all applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company’s Estatuto Social, Section 7.8 hereof and any other provisions of or governing the Deposited Securities and other applicable laws, the Holder of such ADSs shall be entitled to Delivery, to him or upon his order, of the Deposited Securities at the time represented by the ADSs so surrendered. ADSs may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such ADSs (if held in certificated form) or by book-entry delivery of such ADSs to the Depositary.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian or through a book entry delivery of the Shares (in either case, subject to Sections 2.7, 3.1, 3.2, 5.9, and to the other terms and conditions of this Deposit Agreement, to the Company’s Estatuto Social, to the provisions of or governing the Deposited Securities and to applicable laws, now or hereafter in effect) to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, together with any certificate or other proper documents of or relating to title of the Deposited Securities as may be legally required, as the case may be, to or for the account of such person.

The Depositary may, in its discretion, refuse to accept for surrender a number of ADSs representing a number other than a whole number of Shares. In the case of delivery to it of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the ADSs surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.

At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Principal Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

Section 2.7           Limitations on Execution and Delivery, Transfer, etc. of ADSs; Suspension of Delivery, Transfer, etc.

(a)               Additional Requirements. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon or withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 and Article (10) of the Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.1 hereof and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the withdrawal or delivery of Deposited Securities and (B) such reasonable regulations as the Depositary may establish consistent with the provisions of this Deposit Agreement and applicable law.

(b)              Additional Limitations. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfers of ADSs generally may be suspended, during any period when the transfer books of the Company, Depositary, a Registrar or Foreign Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Shares are listed, or under any provision of this Deposit Agreement or provisions of, or governing, the Deposited Securities, or any meeting of the Board of Directors or shareholders of the Company or for any other reason, subject, in all cases, to Section 7.8 hereof.

(c)               Regulatory Restrictions. Notwithstanding any provision of this Deposit Agreement or any ADR(s) to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the U.S. Securities Act, unless a registration statement is in effect as to such Shares.

Section 2.8           Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued in book-entry form unless specifically requested otherwise) in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary in order to comply with applicable law and internal compliance policies, or otherwise.

Section 2.9           Cancellation and Destruction of Surrendered Receipts; Maintenance of Records. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.6, substitute Receipts delivered under Section 2.8, and of cancelled or destroyed Receipts under this Section 2.9, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary. Any ADSs held in book-entry form (e.g., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of ADSs evidenced by the Balance Certificate to be reduced by the number of ADSs surrendered (without the need to physically destroy the Balance Certificate).

Section 2.10       Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the “Uncertificated ADS(s)” and the ADS(s) evidenced by ADR(s), the “Certificated ADS(s)”). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (i) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (ii) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s)

and all adverse claims of which the Depositary then has notice, (b) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (c) applicable law, and (d) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all respects be identical to Certificated ADS(s) of the same type and class, except that (i) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (ii) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that (a) such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, and (b) the terms of such rules and regulations are readily available to Holders upon request, (v) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (vii) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders’ Uncertificated ADSs under the terms of Section 6.2 of the Deposit Agreement. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.5, 4.2, 4.3, 4.4, 4.5 and 4.11, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10. Any references in the Deposit Agreement or any ADR(s) to the terms “American Depositary Share(s)” or “ADS(s)” shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement (other than this Section 2.10) and (b) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS
AND BENEFICIAL OWNERS OF RECEIPTS

Section 3.1           Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary or the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws and the terms of this Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Securities or other information; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation, in all cases, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof, or to the extent not limited by the terms of Section 7.8 hereof, the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information provided, in each case to the Depositary’s and the Company’s satisfaction. The Depositary shall from time to time on the written request of the Company advise the Company of the availability of any such proofs, certificates or other information and shall, in a timely manner and at the Company’s sole expense, provide or otherwise make available copies thereof to the Company upon written request thereof by the Company, unless such disclosure is prohibited by law. Each Holder and Beneficial Owner agrees to provide any information requested by the Company or the Depositary pursuant to this paragraph. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

Section 3.2           Liability for Taxes and Other Charges. If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any ADR or any Deposited Securities or ADSs, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and such Holders and Beneficial Owners shall be deemed liable therefor. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner remaining fully liable for any deficiency. In addition to any other remedies available to it, the Depositary and the Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8) the withdrawal of Deposited Securities, until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and each of their respective agents, officers, directors, employees and Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner. The obligations of Holders and Beneficial Owners of Receipts under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

Section 3.3           Representations and Warranties on Deposit of Shares. Each person depositing Shares under this Deposit Agreement shall be deemed hereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.4           Compliance with Information Requests. Notwithstanding any other provision of this Deposit Agreement, the Estatuto Social of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law, including, without limitation, relevant Brazilian law, any applicable law of the United States, rules and requirements of B3, the CVM, the Central Bank, the Estatuto Social of the Company, any resolutions of the Company’s Board of Directors adopted pursuant to such Estatuto Social, the requirements of any markets or exchanges upon which the Shares, ADSs or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or Receipts may be transferred, and (b) be bound by and subject to applicable provisions of the laws of Brazil, the Estatuto Social of the Company and the requirements of any markets or exchanges upon which the ADSs, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, Receipts or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made. The Depositary agrees to use its reasonable efforts to promptly forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

Section 3.5           Disclosure of Interests. Notwithstanding any other provision of this Deposit Agreement, each Beneficial Owner agrees to comply with requests from the Company pursuant to Brazilian law, the rules and requirements of the CVM and B3, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Company’s Estatuto Social, which requests are made to provide information, inter alia, as to the capacity in which such Beneficial Owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are Beneficial Owners at the time of such requests.

Section 3.6           Delivery of Information to the CVM, the Central Bank and B3. The Depositary, the Custodian and the Company shall comply with Brazil’s Monetary Council Resolution No. 4,373, dated as of September 29, 2014, as amended, and agree to furnish to the CVM, the Central Bank and the B3, whenever required, information or documents related to the approved ADR program, the Deposited Securities and distributions thereon. The Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate this Deposit Agreement, upon at least sixty (60) days’ prior written notice to the Holders and the Company. The effect of any such termination of this Deposit Agreement shall be as provided in Section 6.2.

Section 3.7           Ownership Restrictions. By holding Receipts, ADSs or interests therein, Holders (other than Cede & Co. or any other nominee of DTC) and Beneficial Owners agree to notify the Company in writing at such time as they, either alone or together with their Affiliates, own or otherwise control such number of ADSs that, either alone or together with any Shares owned directly or indirectly by such Holders or Beneficial Owners or their Affiliates, as equals or exceeds five percent (5%) of the voting shares of the Company and thereafter to notify the Company in writing of any change in the number of ADSs or Shares they or their Affiliates own or control, and generally, to provide the Company with all information required by CVM Rule No. 358/02 article 12, paragraph 1, as amended. The Company reserves the right to instruct Holders and Beneficial Owners who provide such notices to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with them as holders of Shares and Holders and Beneficial Owners agree to comply with such instructions. At all times the Company agrees to post on its website (http://www.bbseguridaderi.com.br/en) the number of outstanding voting shares of the Company so as to enable Holders and Beneficial Owners to determine if they, either alone or together with their Affiliates, have met or exceeded the five percent threshold set forth above. This information will also be available on the company profiles website of B3 (http://www.B3.com.br) and the CVM (www.cvm.gov.br).

Section 3.8           Reporting Obligations and Regulatory Approvals. Applicable laws and regulations, including those of the Central Bank, the CVM, the B3 and the Novo Mercado listing segment may require holders and beneficial owners of Shares, including the Holders and Beneficial Owners of ADSs, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Holders and Beneficial Owners of ADSs are solely responsible for complying with such reporting requirements and obtaining such approvals. Each Holder and each Beneficial Owner hereby agrees to file such reports and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Holders or Beneficial Owners to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE IV

THE DEPOSITED SECURITIES

Section 4.1           Cash Distributions. Whenever the Company intends to make a distribution of a cash dividend or other cash distribution in respect of any Deposited Securities, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can in the reasonable judgment of the Depositary (pursuant to Section 4.7 hereof) be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in Section 4.7) and will distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of ADSs held by such Holders respectively as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon written request. The Depositary will forward, in a timely manner, to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, such reports necessary to obtain benefits under the applicable tax treaties for the Holders and Beneficial Owners.

Section 4.2           Distribution in Shares. Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution. Upon the timely receipt of such notice from the Company, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or any of their nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8 and shall, subject to Section 5.9 hereof, either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held by each such Holder as of the ADS Record Date, additional ADSs, which represent in the aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of this Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms described in Section 4.1. The Depositary may withhold any such distribution of ADSs if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of the Securities Act. To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in Section 4.1. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive distributions on the same terms and conditions as the holders of Shares.

Section 4.3           Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders of ADSs. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders of ADSs. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders of ADSs, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its discretion may request, at the expense of the Company. If the above conditions are not satisfied or if the Company requests that such elective distribution not be made available to Holders of ADSs, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Brazil in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional ADSs representing such additional Shares upon the terms described in Section 4.2. If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Section 4.8) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Subject to Section 5.9 hereof, if a Holder elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in ADSs, the dividend shall be distributed upon the terms described in Section 4.2. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Section 4.4           Distribution of Rights to Purchase Shares.

(a)               Distribution to ADS Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution, unless the Depositary agrees to a shorter term, stating whether or not it wishes such rights to be made available to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such rights to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary, after consultation of the Company, shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights are not to be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.4(b) below or, if timing or market conditions may not permit, do nothing thereby allowing such rights to lapse. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Section 4.8) and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and other governmental charges). Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs).

(b)              Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may reasonably deem proper. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.1.

(c)               Lapse of Rights. If the conditions to making any rights available to Holders described in Section 4.4(a) are not satisfied or the rights are not sold upon the terms described in Section 4.4(b), the Depositary shall allow such rights to lapse.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes to the Depositary, at the Company’s own expense, opinion(s) of counsel to the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights or to endeavor to have such a registration statement declared effective.

Section 4.5           Distributions Other Than Cash, Shares or Rights to Purchase Shares.

(a)               Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary at least forty-five (45) days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution to be made to Holders of ADSs, the Depositary shall determine, after consultation with the Company, whether such distribution to Holders is lawful and practicable. The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7, and (iii) the Depositary shall, after consultation with the Company, have determined that such distribution is reasonably practicable.

(b)              Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary may distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes and other governmental charges withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)               If (i) the Company does not request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.7, or (iii) the Depositary determines, after consultation with the Company, that all or a portion of such distribution is not reasonably practicable or feasible, the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the net proceeds, if any, of such sale received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Holders and Beneficial Owners shall have no rights thereto or arising therefrom.

Section 4.6           Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give timely notice thereof to the Depositary as is reasonably practicable having regard to all applicable regulatory and other requirements to which the Company is subject from time to time which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) reasonably satisfactory documentation given by the Company to the Depositary within the terms of Section 5.7, and only if the Company and the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.7 and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

Section 4.7           Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and in the judgment of the Depositary such Foreign Currency can at such time be converted on a practicable basis (by sale or in any other manner that it may determine in accordance with applicable law) into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of the applicable fees and charges set forth in the Fee Schedule attached hereto as Exhibit B, and applicable taxes withheld) in accordance with the terms of the applicable sections of this Deposit Agreement. The Depositary and/or its agent (which may be a division, branch or Affiliate of the Depositary) may act as principal for any conversion of Foreign Currency. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem necessary, practicable and at nominal cost and expense. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its reasonable judgment that the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied, or not obtainable at a reasonable cost, within a reasonable period or otherwise sought, the Depositary shall, in its sole discretion but subject to applicable laws and regulations, either (i) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to the Holders entitled to receive such Foreign Currency, or (ii) hold (or cause the Custodian to hold) such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of the Holders entitled to receive the same.

Section 4.8           Fixing of Record Date. Whenever necessary in connection with any distribution (whether in cash, Shares, rights, or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of or solicitation of consents or proxies from holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall, after consultation with the Company to the extent reasonably practicable, fix a record date (the “ADS Record Date”), as close as practicable to the record date fixed by the Company with respect to the Shares, for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the provisions of Sections 4.1 through 4.7 and to the other terms and conditions of this Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

Section 4.9           Voting of Deposited Securities. Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consents or proxies. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting) and at the Company’s expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the Holders at the close of business on the ADS Record Date will be entitled, subject to any applicable law, the Company’s Estatuto Social and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Shares or other Deposited Securities. Upon the timely receipt of written instructions of a Holder of ADSs on the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions of this Deposit Agreement, the Company’s Estatuto Social and the provisions of or governing the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities (in person or by proxy) represented by ADSs evidenced by such Receipt in accordance with such voting instructions. There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to vote or cause the Custodian to vote on the same terms and conditions as the holders of Shares.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and, except as set forth below, neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders. If (i) the Company instructed the Depositary to act under this Section 4.9 and complied with the preceding paragraph and (ii) no instructions are received by the Depositary from a Holder with respect to ADSs of that Holder on or before the date established by the Depositary for such purpose, the Depositary shall deem that Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to the amount of Deposited Securities represented by those ADSs and the Depositary shall give a discretionary proxy to a person designated by the Company to vote that amount of Deposited Securities, except that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of ADSs.

Notwithstanding the above, save for applicable provisions of Brazilian law, and in accordance with the terms of Section 5.3, the Depositary and the Company shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

Section 4.10       Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is otherwise a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under this Deposit Agreement, and the ADSs shall, subject to the provisions of this Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement Deposited Property. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of this Deposit Agreement (including, without limitation, (a) applicable fees and charges expressly contemplated by the Deposited Agreement of, and expenses incurred by, the Depositary and (b) applicable taxes) and receipt of an opinion of counsel to the Company, furnished at the expense of the Company, reasonably satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, issue and deliver additional ADSs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in Exhibit A hereto, specifically describing such new Deposited Securities and/or corporate change and take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall, if the Company requests, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges expressly contemplated by the Deposited Agreement, of, and expenses incurred by, the Depositary and (b) applicable taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or to any Holder in particular (provided that such determination is made in accordance with the terms of the Deposit Agreement), (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

Section 4.11       Available Information. The Company publishes and agrees to continue publishing the information in English required to maintain the exemption from registration under Rule 12g3-2(b)(2)(i) under the Exchange Act on its Internet Web site (http://www.bbseguridaderi.com.br/en) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

Section 4.12       Reports. The Depositary shall make available during normal business hour on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Property and (b) made generally available to the holders of such Deposited Securities by the Company. The Company agrees to provide to the Depositary, at the Company’s expense, all documents that it provides to the Custodian. The Depositary shall, at the expense of the Company and in accordance with Section 5.6, also mail by regular, ordinary mail delivery or by electronic transmission (if agreed by the Company and the Depositary) and unless otherwise agreed in writing by the Company and the Depositary, to Holders copies of such reports when furnished by the Company pursuant to Section 5.6.

Section 4.13       List of Holders. Promptly upon written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names Receipts are registered on the books of the Depositary.

Section 4.14       Taxation; Withholding. The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may, but shall not be obligated to, file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Property under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, at the expense of the Holders or Beneficial Owners, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Property. As a condition to receiving such service, Holders and Beneficial Owners of ADSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treatment. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

The Company shall remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such governmental authority or agency. Upon any such withholding, the Company shall remit to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form reasonably satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders: (i) any taxes withheld by it; (ii) any taxes withheld by the Custodian, subject to information being provided to the Depositary by the Custodian; and (iii) any taxes withheld by the Company, subject to information being provided to the Depositary by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary. Neither the Depositary, the Company, nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or Beneficial Owner’s income tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. Neither the Depositary nor the Company shall incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, any tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

Section 5.1           Maintenance of Office and Transfer Books by the Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary or if a Registrar for the Receipts shall have been appointed, the Registrar shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to this Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties hereunder.

If any Receipts or the ADSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign such Receipts in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary. The Depositary will notify the Company as promptly as practicable upon the removal or appointment of a Registrar.

If any Receipts or the ADSs evidenced thereby are listed on one or more securities exchanges, markets or automated quotation systems, (i) the Depositary shall be entitled to, and shall, take or refrain from taking such action(s) as it may deem necessary or appropriate to comply with the requirements of such securities exchange(s), market(s) or automated quotation system(s) applicable to it, notwithstanding any other provision of this Deposit Agreement; and (ii) upon the reasonable request of the Depositary, the Company shall provide the Depositary such information and assistance as may be reasonably necessary for the Depositary to comply with such requirements, to the extent that the Company may lawfully do so.

Section 5.2           Exoneration. Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or shall incur any liability (to the extent not limited by Section 7.8(b)) (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of this Deposit Agreement, by reason of any provision of any present or future law or regulation of the United States or any state thereof, Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company’s Estatuto Social or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Company’s Estatuto Social or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADSs, (v) for any special, consequential, indirect or punitive damages (including lost profits) for any breach of the terms of this Deposit Agreement or otherwise or (vi) for any action or inaction of any clearing or settlement system (and any participant thereof) for the Deposited Property or the ADSs. The Depositary, the Company and the Custodian disclaim any liability with respect to Brazil’s system of share registration and custody, including any liability in respect of the unavailability of Deposited Securities (or any distribution in respect thereof).

The Depositary, its controlling persons, its agents, the Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Section 5.3           Standard of Care. Notwithstanding anything contained herein to the contrary, the Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Holder(s) or Beneficial Owner(s) or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in this Deposit Agreement or the applicable ADRs without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).

Neither the Depositary nor the Company and their respective agents shall be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effects of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to the Depositary by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company, or for any action or non-action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person representing Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary. The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. None of the Company, the Depositary or the Custodian shall be liable for any action or failure to act by any Holder relating to the Holder’s obligations under any applicable Brazilian law or regulation relating to foreign investment in Brazil in respect of a withdrawal or sale of Deposited Securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of any applicable Brazilian law or regulation prior to such withdrawal or any failure to report foreign exchange transactions to the Central Bank, as the case may be. Without limiting the provisions hereof, each Holder will be responsible for the payment and/or reimbursement of any and all taxes effectively paid or incurred by the Company (including as a result of the execution of any symbolic foreign exchange transaction (operaçao simbólica de câmbio)) related to or as a result of a Deposit of Shares and/or withdrawal or sale of Deposited Securities by such Holder. Each Holder will be responsible for the report of any false information relating to foreign exchange transactions to the Custodian or the Central Bank, as the case may be, in connection with deposits or withdrawals of Deposited Securities.

Section 5.4           Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Company, be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation.

The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided, save that, any amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. The Company shall give notice to the Depositary of the appointment of a successor depositary not more than ninety (90) days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in this Section 5.4. In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof.

Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.8 and 5.9). The predecessor depositary, upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.8 and 5.9), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Property to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders.

Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5           The Custodian. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary for the Deposited Property for which the Custodian acts as custodian and shall be responsible solely to it. If any Custodian resigns or is discharged from its duties hereunder with respect to any Deposited Property and no other Custodian has previously been appointed hereunder, the Depositary shall, following consultation with the Company, promptly appoint a substitute custodian. The Depositary shall require such resigning or discharged Custodian to deliver the Deposited Property held by it, together with all such records maintained by it as Custodian with respect to such Deposited Property as the Depositary may request, to the Custodian designated by the Depositary. The Depositary shall use reasonable commercial efforts to ensure that at all times there is a Custodian hereunder. Whenever the Depositary, after consultation with the Company, to the extent reasonably practicable, reasonably determines that it is appropriate to do so, it may appoint an additional entity to act as Custodian with respect to any Deposited Property, or discharge the Custodian with respect to any Deposited Property and appoint a substitute custodian, which shall thereafter be Custodian hereunder with respect to the Deposited Property. Promptly after any such change, the Depositary shall give notice thereof in writing to all Holders and the Company. The Depositary agrees that at no time shall there be more than one Custodian acting in connection with the Deposit Agreement unless permitted by Brazilian law. Subject to the prior written consent of the Company, Citibank, N.A. may at any time act as Custodian of the Deposited Securities pursuant to the Deposit Agreement, in which case any reference to Custodian shall mean Citibank, N.A. solely in its capacity as Custodian pursuant to the Deposit Agreement. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary shall not be obligated to give notice to any Holders of ADSs of its acting as Custodian pursuant to the Deposit Agreement.

Upon the appointment of any successor depositary, any Custodian then acting hereunder shall, unless otherwise instructed by the Depositary, continue to be the Custodian of the Deposited Property without any further act or writing and shall be subject to the direction of the successor depositary. The successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority to act on the direction of such successor depositary.

Section 5.6           Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Company’s Estatuto Social that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will also transmit to the Depositary (a) English language versions of the other notices, reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities and (b) English language versions of the Company’s annual and other reports prepared in accordance with the applicable requirements of the Commission under Rule 12g3-2(b). The Depositary shall arrange, at the request of the Company and at the Company’s expense, to provide copies thereof to all Holders, or make such notices, reports and other communications available for inspection by all Holders, provided, that, the Depositary shall have received evidence sufficiently satisfactory to it, including in the form of an opinion of local and/or U.S. counsel or counsel of other applicable jurisdictions, furnished at the expense of the Company, as the Depositary so reasonably requests, that the distribution of such notices, reports and any such other communications to Holders from time to time is valid and does not or will not infringe any local, U.S. or other applicable jurisdiction regulatory restrictions or requirements if so distributed and made available to Holders. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as reasonably requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Estatuto Social along with the provisions of or governing the Shares and any other Deposited Securities issued by the Company or any Affiliate of the Company, in connection with the Shares, in each case along with an English translation thereof, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein (along with a certified English translation thereof). The Depositary may rely upon such copy for all purposes of this Deposit Agreement.

The Depositary will, at the expense of the Company, make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of ADSs governed by such provisions at the Depositary’s Principal Office, at the office of the Custodian and at any other designated transfer office.

Section 5.7           Issuance of Additional Shares, ADSs etc. The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, or (ix) a distribution of securities other than Shares, it will obtain U.S. legal advice and take all steps necessary to ensure that the application of the proposed transaction to Holders and Beneficial Owners does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act or the securities laws of the states of the United States). In support of the foregoing or at the reasonable request of the Depositary where it deems necessary, the Company will furnish to the Depositary, at its own expense (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether or not application of such transaction to Holders and Beneficial Owners (1) requires a registration statement under the Securities Act to be in effect or is exempt from the registration requirements of the Securities Act and/or (2) dealing with such other reasonable issues requested by the Depositary and (b) an opinion of Brazilian counsel (reasonably satisfactory to the Depositary) stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Brazil and (2) all requisite regulatory consents and approvals have been obtained in Brazil. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective and that such distribution is in accordance with all applicable laws or regulations. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities or distribute securities other than Shares, unless such transaction does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction or to endeavor to have such a registration statement declared effective.

Section 5.8           Indemnification. The Depositary agrees to indemnify the Company and its directors, officers, employees, authorized agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable attorney’s fees and expenses and, in each case, fees and expenses of counsel, in each case, irrevocable value added tax and any similar tax charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Company and its directors, officers, employees, authorized agents and Affiliates may incur or which may be made against any of them as a result of or in connection with acts performed or omitted by the Depositary or the Custodian (if the Custodian is an affiliate or branch of the Depositary) thereof under the terms hereof due to the gross negligence or willful misconduct of the Depositary or the Custodian (if the Custodian is an affiliate or branch of the Depositary). The Company agrees to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents and Affiliates against, and hold each of them harmless from, any Losses which the Depositary or any agent thereof may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Deposit Agreement or that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, ADSs, the Shares, or other Deposited Securities, as the case may be, except to the extent the Losses arise out of information relating to the Depositary or the Custodian furnished to the Company by the Depositary, (b) out of or in connection with any offering documents in respect thereof or (c) out of or in connection with acts performed or omitted, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the Receipts, the ADSs, the Shares, or any Deposited Securities, in any such case (i) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents and Affiliates, except to the extent any such Losses directly arise out of the gross negligence or willful misconduct of any of them, or (ii) by the Company or any of its directors, officers, employees, agents and Affiliates. Notwithstanding the above, in no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents and/or Affiliates be liable for any indirect, special, punitive or consequential damages.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify in writing the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement (provided that the failure to make such notification shall not affect such Indemnified Person’s rights to indemnification except to the extent the Indemnifying Person is materially prejudiced by such failure) and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the prior written consent of the Indemnifying Person, which consent shall not be unreasonably withheld.

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any party hereto.

Section 5.9           ADS Fees and Charges. The Company, the Holders, the Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with the issuance and cancellation of ADSs, and persons receiving ADSs upon issuance or whose ADSs are being cancelled shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All ADS fees and charges so payable may be deducted from distributions or must be remitted to the Depositary, or its designee, and may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

Section 5.10       Restricted Securities Owners. From time to time or upon request by the Depositary, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon. The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder. The Company shall, in accordance with Article (25) of the Receipt, inform Holders and Beneficial Owners and the Depositary of any other limitations on ownership of Shares that the Holders and Beneficial Owners may be subject to by reason of the number of ADSs held under the Company’s Estatuto Social or applicable Brazilian law, as such restrictions may be in force from time to time.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1           Amendment/Supplement. Subject to the terms and conditions of this Section 6.1 and applicable law, the Receipts outstanding at any time, the provisions of this Deposit Agreement and the form of Receipt attached hereto and to be issued under the terms hereof may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. Notice of any amendment to this Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs or Shares, to consent and agree to such amendment or supplement and to be bound by this Deposit Agreement, and the ADSs, if applicable, as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to this Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.2           Termination. Subject to the Depositary’s right to terminate this Deposit Agreement pursuant to Section 3.6, the Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by distributing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination shall take effect. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by distributing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Section 2.6 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights or other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.6, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of this Deposit Agreement and Receipts of Holders and Beneficial Owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of this Deposit Agreement and the Holders have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

ARTICLE VII

MISCELLANEOUS

Section 7.1           Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement. An executed counterpart of this Deposit Agreement delivered by fax or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

Section 7.2           No Third-Party Beneficiaries; Acknowledgments. The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties hereto nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and Brazil, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Deposit Agreement.

Section 7.3           Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4           Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of ADSs shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Receipt by acceptance hereof or any beneficial interest therein.

Section 7.5           Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or electronic transmission, confirmed by letter, addressed to BB Seguridade Participações S.A., SAUN, Quadra 5, Lote B, Edifício Banco do Brasil, Torre Sul, 3º Andar, CEP 70040-912 Asa Norte, Brasília, Distrito Federal, Brazil, Attention: Werner Romera Süffert, Tel: (005561) 3493-2929, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company and the Depositary), at the Company’s expense, unless otherwise agreed in writing between the Company and the Depositary, confirmed by letter, addressed to Citibank, N.A., 388 Greenwich Street., New York, NY 10013, U.S.A., Attention: ADR Department, or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex, facsimile transmission or by electronic transmission (if agreed by the Company and the Depositary), at the Company’s expense, unless otherwise agreed in writing between the Company and the Depositary, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of ADSs held by such other Holders. Any notices given to DTC under the terms of the Deposit Agreement shall (unless otherwise specified by the Depositary) constitute notice to the DTC Participants who hold the ADSs in their DTC accounts and to the Beneficial Owners of such ADSs.

Delivery of a notice sent by mail, air courier or cable, telex, facsimile or electronic transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex, facsimile or electronic transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex, facsimile or electronic transmission received by it from the other or from any Holder, notwithstanding that such cable, telex, facsimile or electronic transmission shall not subsequently be confirmed by letter as aforesaid, as the case may be.

Section 7.6           Governing Law and Jurisdiction. This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Brazil (or, if applicable, such other laws as may govern the Deposited Securities). Except as set forth in the following paragraph of this Section 7.6, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Company hereby irrevocably designates, appoints and empowers Banco do Brasil S.A - New York Branch (the “Process Agent”) now at 535 Madison Avenue, 34th floor, New York, New York 10022, as its authorized agent for service of process in connection with any court proceedings in the State of New York or the Federal Courts of the United States of America for the District sitting in the State of New York relating to any suit, action or other proceeding arising out of this Deposit Agreement. If for any reason the Process Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Process Agent (whether or not the appointment of such Process Agent shall for any reason prove to be ineffective or such Process Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Company agrees that the failure of the Process Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

Each party (including, for the avoidance of doubt, each holder and beneficial owner) hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, the Deposit Agreement, any ADR or the Deposited Property.

EACH OF THE PARTIES TO THE DEPOSIT AGREEMENT (INCLUDING, WITHOUT LIMITATION, EACH HOLDER AND BENEFICIAL OWNER) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY ARISING OUT OF, OR RELATING TO, THE DEPOSIT AGREEMENT, ANY ADR AND ANY TRANSACTIONS CONTEMPLATED THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE).

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

Section 7.7           Assignment. Subject to the provisions of Section 5.4 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary.

Section 7.8           Compliance with, and No Disclaimer under, U.S. Securities Laws. (a) Notwithstanding anything in this Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act; (b) Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

Section 7.9           Brazilian Law References. Any summary of Brazilian laws and regulations and of the terms of the Company’s Estatuto Social set forth in this Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of this Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company’s Estatuto Social may change after the date of this Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of this Deposit Agreement to update any such summaries.

Section 7.10       Titles. All references in this Deposit Agreement to exhibits, articles, sections, sub-sections, and other subdivisions refer to the exhibits, articles, sections, sub-sections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words “this Deposit Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to this Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of ADSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

Section 7.11       Agents. The Depositary shall be entitled, in its sole but reasonable discretion, to appoint one or more agents (the “Agents”) of which it shall have control for the purpose, inter alia, of making distributions to the Holders or otherwise carrying out its obligations under this Deposit Agreement.

Section 7.12       Amendment and Restatement. (a) The Depositary shall arrange to have new ADRs printed that reflect the form of ADR attached to the Deposit Agreement. All ADRs issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, American depositary receipts issued prior to the date hereof under the terms of the Original Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of ADR attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

(b)              The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement to all holders of American depositary shares outstanding under the Original Deposit Agreement as of the date hereof and (ii) inform holders of American depositary shares issued as “certificated American depositary shares” and outstanding under the Original Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more ADR(s) issued pursuant to the Deposit Agreement.

(c)               Holders and Beneficial Owners of American depositary shares issued pursuant to the Original Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of ADSs issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement in all respects, provided, however, that any term of the Deposit Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Original Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Deposit Agreement shall have been given to holders of ADSs outstanding as of the date hereof.

IN WITNESS WHEREOF, BB SEGURIDADE PARTICIPAÇÕES S.A. and CITIBANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof or upon acquisition of any beneficial interest therein.

BB SEGURIDADE PARTICIPAÇÕES S.A. By:_______________________________ Name: Title: By:_______________________________ Name: Title: CITIBANK, N.A. By:_______________________________ Name: Title:

EXHIBIT A

[FORM OF FACE OF RECEIPT]

ISIN Number [●]	CUSIP Number [●]

American Depositary Shares (Each American Depositary Share representing one (1) Fully Paid Common Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED COMMON SHARES

of

BB SEGURIDADE PARTICIPAÇÕES S.A.

(Organized under the laws of the Federative Republic of Brazil)

CITIBANK, N.A., as depositary (herein called the “Depositary”), hereby certifies that ________________ is the owner of _________ American Depositary Shares (hereinafter “ADSs”), representing deposited common shares, with no par value including evidence of rights to receive such common shares (the “Shares”) of BB SEGURIDADE PARTICIPAÇÕES S.A. (the “Company”), a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (“Brazil”) and its successors (the “Company”). As of the date of the Amended and Restated Deposit Agreement (hereinafter referred to), each ADS represents one (1) Share deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Banco do Brasil S.A. (the “Custodian”). The ratio of ADS to Shares is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich, New York, New York 10013, U.S.A.

(1)         The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“Receipts”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of [●], 2019 (as amended from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time, received in respect of such Shares and held thereunder (such Shares, other securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Company’s Estatuto Social (as in effect on the date of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into The Depository Trust Company (“DTC”). Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The Receipt evidencing the ADSs held through DTC will be registered in the name of a nominee of DTC. So long as the ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the Receipt registered in the name of DTC (or its nominee) will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC (or its nominee), or (ii) DTC Participants (or their nominees). The Depositary may issue Uncertificated ADSs subject, however, to the terms and conditions of Section 2.10 of the Deposit Agreement.

(2)         Surrender of ADSs and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of ADSs evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fees and charges of the Depositary for the making of withdrawals of Deposited Securities (as set forth in Article (10) hereof and in Section 5.9 of the Deposit Agreement ) and (ii) all applicable fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company’s Estatuto Social, Section 7.8 of the Deposit Agreement, Article (23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of the ADSs evidenced hereby is entitled to Delivery, to him or upon his order, of the Deposited Securities represented by the ADS so surrendered. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in certificated form or by electronic delivery. ADS may be surrendered for the purpose of withdrawing Deposited Securities by delivery of a Receipt evidencing such ADS (if held in registered form) or by book-entry delivery of such ADS to the Depositary.

A Receipt surrendered for such purposes shall, if so required by the Depositary, be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to Deliver (without unreasonable delay) at the designated office of the Custodian (subject to the terms and conditions of the Deposit Agreement, to the Company’s Estatuto Social, and to the provisions of or governing the Deposited Securities and applicable laws, now or hereafter in effect), to or upon the written order of the person or persons designated in the order delivered to the Depositary as provided above, the Deposited Securities represented by such ADSs, together with any certificate or other proper documents of or relating to title for the Deposited Securities or evidence of the electronic transfer thereof (if available) as the case may be to or for the account of such person. The Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary may, in its discretion, refuse to accept for surrender a number of ADSs representing a number of Shares other than a whole number of Shares. In the case of surrender of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the ADSs surrendered and remit the proceeds thereof (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any Deposited Property (other than Deposited Securities) held in respect of, and any certificate or certificates and other proper documents of or relating to title to, the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary, and for further delivery to such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Upon receipt by the Depositary, the Depositary may make delivery to such person or persons entitled thereto at the Principal Office of the Depositary of any dividends or cash distributions with respect to the Deposited Securities represented by such ADSs, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

(3)         Transfers, Split-Ups and Combinations of Receipts. Subject to the terms and conditions of the Deposit Agreement, the Depositary , or, if a Registrar (other than the Depositary) shall register transfers of Receipts on its books, upon surrender at the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by the laws of the State of New York, the United States of America, Brazil and any other applicable jurisdiction. Subject to the terms and conditions of the Deposit Agreement, including payment of the applicable fees and charges of the Depositary, the Depositary shall execute and deliver a new Receipt(s) (and if necessary, cause the Registrar to countersign such Receipt(s)) and deliver same to or upon the order of the person entitled to such Receipts evidencing the same aggregate number of ADSs as those evidenced by the Receipts surrendered. Upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts upon payment of the applicable fees and charges of the Depositary, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the Receipt or Receipts surrendered.

(4)         Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS or withdrawal of any Deposited Property, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts and ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations of the Depositary or the Company consistent with the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the issuance of ADSs against the deposit of particular Shares may be withheld, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Company, a Registrar, or Foreign Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Receipts or Share are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or any meeting of the Board of Directors or shareholders of the Company or for any other reason, subject in all cases to Section 7.8 of the Deposit Agreement and Article (23) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, the Holders of Receipts are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time). Without limitation of the foregoing, the Depositary shall instruct the Custodian not to, and the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Shares.

(5)         Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to the laws of Brazil, the United States, the rules and requirements of the B3 and any other stock exchange on which the Shares are, or will be registered, traded or listed, the CVM, the Central Bank, the Company’s Estatuto Social, which are made to provide information as to the capacity in which such Holder or Beneficial Owner owns ADSs and regarding the identity of any other person interested in such ADSs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use reasonable efforts to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(6)               Delivery of Information to the CVM, the Central Bank and the B3. The Depositary, the Custodian and the Company shall comply with Brazil’s Monetary Council Resolution No. 4,373, dated as of September 29, 2014, as amended, and agree to furnish to the CVM, the Central Bank and the B3, whenever required, information or documents related to the approved ADR program, the Deposited Securities and distributions thereon. The Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least sixty (60) days’ prior written notice to the Holders and the Company. The effect of any such termination of the Deposit Agreement shall be as provided in Section 6.2 thereof.

(7)         Liability of Holder for Taxes, Duties and Other Charges. If any present or future tax or other governmental charge shall become payable by the Depositary or the Custodian with respect to any Receipt or any Deposited Securities or ADSs, such tax, or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or the Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of the Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, with the Holder and the Beneficial Owner hereof remaining fully liable for any deficiency. The Custodian may refuse the deposit of Shares, and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Section 7.8 and to Article (23) hereof) the withdrawal of Deposited Securities , until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and each of their respective agents, directors, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(8)            Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs. If any such representations or warranties are false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(9)         Filing Proofs, Certificates and Approvals of the CVM and the Central Bank. Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Property, compliance with applicable laws and the terms of the Deposit Agreement or the ADR(s) evidencing the ADSs and the provisions of, or governing, the Deposited Securities or other information; to execute such certifications and to make such representations and warranties, and to provide such other information and documentation, in all cases, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations pursuant to the Deposit Agreement. . Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed, or such certifications are executed, or such representations and warranties made, or such information and documentation are provided.

No Shares shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by the CVM, the Central Bank or any governmental body in Brazil that is then performing the function of the regulation of currency exchange.

(10)     ADS Fees and Charges. The following ADS fees are payable under the terms of the Deposit Agreement:

(i)	Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued;

(ii)	Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

(iii)	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements), a fee up to U.S. $5.00 per 100 ADSs (or fraction thereof) held;

(iv)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs, a fee up to U.S. $5.00 per 100 ADSs (or fraction thereof) held;

(v)	Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares), a fee up to U.S. $5.00 per 100 ADSs (or fraction thereof) held;

(vi)	ADS Services, a fee up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary;

(vii)	Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason), a fee up to $5.00 per 100 ADSs (or fraction thereof); and

(viii)	Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of partial entitlement ADSs for full entitlement ADSs, or upon conversion of restricted ADSs into freely transferable ADSs, and vice versa), a fee up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(a)               taxes (including applicable interest and penalties) and other governmental charges;

(b)              such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)               such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Securities or of the Holders and Beneficial Owners of ADSs;

(d)              in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes and other charges shall be deducted from the Foreign Currency;

(e)               any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(f)                the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of ADS fees and charges payable by Holders and Beneficial Owners, any such change may be made only in the manner contemplated by paragraph (21) of this ADR and as contemplated in Section 6.1 of the Deposit Agreement. The Depositary shall provide, without charge, a copy of its latest ADS fee schedule to anyone upon request.

ADS fees and charges for (i) the issuance of ADSs and (ii) the cancellation of ADSs will be payable by the person for whom the ADSs are so issued by the Depositary (in the case of ADS issuances) and by the person for whom ADSs are being cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are payable by Holders as of the applicable ADS Record Date established by the Depositary. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, the applicable Holders as of the ADS Record Date established by the Depositary will be invoiced for the amount of the ADS fees and charges and such ADS fees may be deducted from distributions made to Holders. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC and may be charged to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such ADS fees and charges to the Beneficial Owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time. The Company shall pay to the Depositary such fees and charges, and reimburse the Depositary for such out-of-pocket expenses, as the Depositary and the Company may agree from time to time. Responsibility for payment of such fees, charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such fees, charges and reimbursements to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The obligations of Holders and Beneficial Owners to pay ADS fees and charges shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4 of the Deposit Agreement, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such resignation or removal.

(11)           Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, subject to the limitations contained in this Receipt and the Deposit Agreement, that title to this Receipt (and to each ADS evidenced hereby) is transferable by delivery of the Receipt, provided it has been properly endorsed or accompanied by proper instruments of transfer, such Receipt being a certificated security under the laws of the State of New York. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner hereof for all purposes. The Depositary shall have no obligation or be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the Holder of this Receipt registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(12)           Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar and (iv) registered in the books maintained by the Depositary or the Registrar, as applicable, for the issuance and transfer of Receipts. Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the execution and delivery of such Receipt by the Depositary or did not hold such office on the date of issuance of such Receipts.

(13)           Available Information; Reports; Inspection of Transfer Books. The Company publishes and agrees to continue publishing the information in English required to maintain the exemption from registration under Rule 12g3-2(b)(2)(i) under the Exchange Act on its Internet Web site (http://www.bbseguridaderi.com.br/en) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Company become subject to the periodic reporting or other informational requirements under the Exchange Act, it will be required in accordance therewith to file reports and other information with the Commission. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of Rule 12g3-2(b) under the Exchange Act or to take any action if the Company is not complying with those requirements.

The Depositary shall make available during normal business hours on any Business Day for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Depositary or the Registrar, as applicable, shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Depositary’s or the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

The Depositary or the Registrar, as applicable, may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, in all cases, to Article (23) hereof.

Dated:

CITIBANK, N.A. Transfer Agent and Registrar By:_______________________________ Authorized Signatory	CITIBANK, N.A., as Depositary By:_______________________________ Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich, New York, New York 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(14)           Dividends and Distributions in Cash, Shares, Redemption, etc. Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution of a cash dividend or other cash distribution, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8 of the Deposit Agreement. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Shares, rights securities or other entitlements under the Deposit Agreement, the Depositary will, if at the time of receipt thereof any amounts received in a Foreign Currency can, in the reasonable judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis, into Dollars transferable to the United States, promptly convert or cause to be converted such dividend, distribution or proceeds into Dollars and will distribute promptly the amount thus received (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes withheld) to the Holders of record as of the ADS Record Date in proportion to the number of ADS representing such Deposited Securities held by such Holders respectively as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. Holders and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed three or four decimal places (the number of decimal places used by the Depositary to report distribution rates). Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon written request. Any Foreign Currency received by the Depositary shall be converted upon the terms and conditions set forth in the Deposit Agreement.

Upon the timely receipt by the Depositary of a notice from the Company that it intends to make a distribution that consists of a dividend in, or free distribution of Shares, the Depositary shall establish the ADS Record Date upon the terms described in Section 4.8 of the Deposit Agreement. Upon receipt of confirmation of such deposit, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held by each such Holder as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional Shares distributed upon the Deposited Securities represented thereby (net of the applicable fees and charges of, and the expenses incurred by, the Depositary, and taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the proceeds upon the terms set forth in the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. There can be no assurance that Holders and Beneficial Owners generally, or any Holder or Beneficial Owner in particular, will be given the opportunity to receive distributions on the same terms and conditions as the holders of Shares.

In the event that (x) the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, (y) if the Company, in the fulfillment of its obligations under the Deposit Agreement, has either (a) furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), or (b) fails to timely deliver the documentation contemplated in the Deposit Agreement, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of taxes and fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders upon the terms described in the Deposit Agreement, the Depositary shall, upon provision of all documentation required under the Deposit Agreement (including, without limitation, any legal opinions the Depositary may reasonably request, to be furnished at the expense of the Company) determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to Article (15) hereof and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the dividend shall be distributed as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be distributed as in the case of a distribution in Shares upon the terms described in the Deposit Agreement. If such elective distribution is not lawful or reasonably practicable, if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement or if the Company requests that such elective distribution not be made available to Holders of ADSs, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in Brazil in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof or Beneficial Owner will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Upon receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Company shall determine whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if the Company shall have timely requested that such rights be made available to Holders, the Depositary shall have received the documentation required by the Deposit Agreement, and the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. If such conditions are not satisfied or if the Company requests that the rights are not to be made available to Holders of ADSs, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date and establish procedures (x) to distribute such rights (by means of warrants or otherwise) and (y) to enable the Holders to exercise the rights (upon payment of the applicable fees and charges of, and expenses incurred by, the Depositary and taxes). Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise such rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not lawful or reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity or otherwise, at such place and upon such terms (including public and private sale) as it may deem proper. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes) upon the terms hereof and in the Deposit Agreement. If the conditions to making any rights available to Holders described above are not satisfied or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect or (ii) unless the Company furnishes to the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights or to endeavor to have such a registration statement declared effective.

Upon receipt of a notice regarding property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine, upon consultation with the Company, whether such distribution to Holders is lawful and practicable. The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation required by the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record as of the ADS Record Date, in proportion to the number of ADSs held by such Holders respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem proper and shall distribute the proceeds of such sale received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

Upon timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and satisfactory documentation, and upon determining that such proposed redemption is reasonably practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company’s intention to exercise the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in Sections 4.1 and 6.2 of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of Section 4.7 of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

(15)           Fixing of Record Date. Whenever necessary in connection with any distribution (whether in cash, shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, or any other matter, the Depositary shall, after consultation with the Company to the extent reasonably practicable, fix a record date (“ADS Record Date”) for the determination of the Holders who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of record at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(16)           Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consents or proxies. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least thirty (30) days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, mail by ordinary, regular mail delivery or by electronic transmission (if agreed by the Company and the Depositary), unless otherwise agreed in writing by the Company and the Depositary, to Holders as of the ADS Record Date: (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Company’s Estatuto Social and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Shares or other Deposited Securities. Upon the timely receipt of written instructions of a Holder of ADSs on the ADS Record Date, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company’s Estatuto Social and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by ADSs held by such Holder in accordance with such instructions. There can be no assurance that Holders and Beneficial Owners will be given the opportunity to vote or cause the Custodian to vote on the same terms and conditions as the holders of Shares.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and, except as set forth below, neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by ADSs except pursuant to and in accordance with such written instructions from Holders. If (i) the Company instructed the Depositary to act under Section 4.9 of the Deposit Agreement and complied with the preceding paragraph and (ii) no instructions are received by the Depositary from a Holder with respect to ADSs of that Holder on or before the date established by the Depositary for such purpose, the Depositary shall deem that Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to the amount of Deposited Securities represented by those ADSs and the Depositary shall give a discretionary proxy to a person designated by the Company to vote that amount of Deposited Securities, except that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of ADSs.

There can be no assurance that Holders or Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

Notwithstanding the above, and in accordance with Section 5.3 of the Deposit Agreement, the Depositary and the Company shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which such vote is cast or the effect of any such vote.

(17)           Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it otherwise is a party, any property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Property under the Deposit Agreement, and the ADSs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional or replacement Deposited Property. Alternatively, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement (including, without limitation, (a) applicable fees and charges expressly contemplated by the Deposited Agreement of, and expenses incurred by, the Depositary and (b) taxes) and receipt of an opinion of counsel to the Company, furnished at the expense of the Company, reasonably satisfactory to the Depositary that such actions are not in violation of any applicable laws or regulations, issue and deliver additional ADSs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to this form of Receipt specifically describing such new Deposited Securities and/or corporate change and take such other actions as are appropriate to reflect the transaction with respect to the ADSs. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of Receipts. Notwithstanding the foregoing, in the event that any Deposited Property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such Deposited Property at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges expressly contemplated by the Deposited Agreement, of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such Deposited Property upon an averaged or other practicable basis without regard to any distinctions among such Holders, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such Deposited Property available to Holders in general or any Holder in particular (provided that such determination is made in accordance with the terms of the Deposit Agreement), (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such Deposited Property.

(18)           Exoneration. Neither the Depositary, the Custodian or the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability (to the extent not limited by Article (23) below) (i) if the Depositary, the Custodian or the Company or their respective controlling persons or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States or any state thereof, Brazil or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future of the Company’s Estatuto Social or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company’s Estatuto Social or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADS or (v) for any special, consequential, indirect, or punitive damages (including lost profits) for any breach of the terms of the Deposit Agreement or otherwise, of (vi) for any action or inaction on any clearing or settlement system (and any participant thereof) for the Deposited Property of the ADSs. The Depositary, the Company and the Custodian disclaim any liability with respect to Brazil’s system of share registration and custody, including any liability in respect of the unavailability of Deposited Securities (or any distribution in respect thereof). The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(19)           Standard of Care. The Company and the Depositary and their respective agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8 of the Deposit Agreement), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. Without limited the foregoing, neither the Depositary nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Property or in respect of the ADSs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary). Neither the Depositary nor the Company and their respective agents shall be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to the Depositary by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, for the failure or timeliness of any notice from the Company, or for any action or non-action by it in reliance upon the opinion, advice of, or information from legal counsel, accountants, any persons presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such said advice or information. In no event shall the Depositary, the Company or any of their respective agents be liable for any indirect, special, punitive or consequential damages (including lost profits). None of the Company, the Depositary or the Custodian shall be liable for any action or failure to act by any Holder relating to the Holder’s obligations under any applicable Brazilian law or regulation relating to foreign investment in Brazil in respect of a withdrawal or sale of Deposited Securities, including, without limitation, any failure to comply with a requirement to register such investment pursuant to the terms of any applicable Brazilian law or regulation prior to such withdrawal or any failure to report foreign exchange transactions to the Central Bank, as the case may be. Without limiting the provisions hereof, each Holder will be responsible for the payment and/or reimbursement of any and all taxes effectively paid or incurred by the Company (including as a result of the execution of any symbolic foreign exchange transaction (operaçao simbólica de câmbio) related to or as a result of a Deposit of Shares and/or withdrawal or sale of Deposited Securities by such Holder. Each Holder will be responsible for the report of any false information relating to foreign exchange transactions to the Custodian or the Central Bank, as the case may be, in connection with deposits or withdrawals of Deposited Securities.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary whether in connection with an act or omission of the Depositary or in connection with any matter arising wholly prior to the appointment of the Depositary or after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

(20)           Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such resignation. The Company shall use reasonable efforts to appoint such successor depositary, and give notice to the Depositary of such appointment, not more than ninety (90) days after delivery by the Depositary of written notice of resignation as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement save that, any amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time shall be paid to the Depositary prior to such removal. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders. Any entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(21)           Amendment/Supplement. Subject to the terms and conditions of this Article (21) and Section 6.1 of the Deposit Agreement, and applicable law, this Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges of the Depositary in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement, and the ADSs, if applicable, as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(22)           Termination. Subject to the Depositary’s right to terminate the Deposit Agreement pursuant to Section 3.6 of the Deposit Agreement, the Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by distributing notice of such termination to the Holders of all Receipts then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, prior to such termination shall take effect. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holder’s Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in Sections 5.8, 5.9 and 7.6 of the Deposit Agreement. The obligations under the terms of the Deposit Agreement and Receipts of Holders and Beneficial Owners of ADSs outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable ADSs are presented by their Holders to the Depositary for cancellation under the terms of the Deposit Agreement and the Holders have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

(23)           Compliance with, and no disclaimer under, U.S. Securities Laws. (a) Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(b)       Each of the parties to the Deposit Agreement (including, without limitation, each Holder and Beneficial Owner) acknowledges and agrees that no provision of the Deposit Agreement or any ADR shall, or shall be deemed to, disclaim any liability under the Securities Act or the Exchange Act, in each case to the extent established under applicable U.S. laws.

(24)           Certain Rights of the Depositary; Limitations The Deposit Agreement is for the exclusive benefit of the parties hereto (and their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in the Deposit Agreement. Nothing in the Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) Citibank and its Affiliates may at any time have multiple banking relationships with the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (ii) Citibank and its Affiliates may own and deal in any class of securities of the Company and its Affiliates and in ADSs, and may be engaged at any time in transactions in which parties adverse to the Company, the Holders, the Beneficial Owners or their respective Affiliates may have interests, (iii) the Depositary and its Affiliates may from time to time have in their possession non-public information about the Company, the Holders, the Beneficial Owners, and their respective Affiliates, (iv) nothing contained in the Deposit Agreement shall (a) preclude Citibank or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, or (b) obligate Citibank or any of its Affiliates to disclose such information, transactions or relationships, or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information any other division of Citibank or any of its Affiliates may have about the Company, the Holders, the Beneficial Owners, or any of their respective Affiliates, and (vi) the Company, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the U.S. and Brazil, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the parties to the Deposit Agreement.

(25)           Ownership Restrictions. By holding Receipts, ADSs or interests therein, Holders (other than Cede & Co. or any other nominee of DTC) and Beneficial Owners agree to notify the Company in writing at such time as they, either alone or together with their Affiliates, own or otherwise control such number of ADSs that, either alone or together with any Shares owned directly or indirectly by such Holders or Beneficial Owners or their Affiliates, as equals or exceeds five percent (5%) of the voting shares of the Company and thereafter to notify the Company in writing of any change in the number of ADSs or Shares they or their Affiliates own or control, and generally, to provide the Company with all information required by CVM Rule No. 358/02 article 12, paragraph 1, as amended. The Company reserves the right to instruct Holders and Beneficial Owners who provide such notices to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with them as holders of Shares and Holders and Beneficial Owners agree to comply with such instructions. At all times the Company agrees to post on its website (http://www.bbseguridaderi.com.br/en) the number of outstanding voting shares of the Company so as to enable Holders and Beneficial Owners to determine if they, either alone or together with their Affiliates, have met or exceeded the five percent threshold set forth above. This information will also be available on the company profiles website of B3 (http://www.B3.com.br) and the CVM (www.cvm.gov.br).

(26)           Governing Law / Waiver of Jury Trial. The Deposit Agreement, the ADRs and the ADSs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in the Deposit Agreement to the contrary, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Brazil (or, if applicable, such other laws as may govern the Deposited Securities).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ____________________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:	By:_______________________________
Name:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

SIGNATURE GUARANTEED
____________________________

EXHIBIT B

FEE SCHEDULE

ADS FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement. Except as otherwise specified herein, any reference to ADSs herein includes partial entitlement ADSs, full entitlement ADSs, Certificated ADSs, Uncertificated ADSs, and restricted ADSs.

I.	ADS Fees

The following ADS fees are payable under the terms of the Deposit Agreement:

Service		Rate	By Whom Paid
(1)	Issuance of ADSs (e.g., an issuance upon a deposit of Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below	Up to $5.00 per 100 ADSs (or fraction thereof) issued.	Person for whom ADSs are issued.
(2)	Cancellation of ADSs (e.g., a cancellation of ADSs for Delivery of deposited Shares, upon a change in the ADS(s)-to-Share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.	Person for whom ADSs are being cancelled.
(3)	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom the distribution is made.

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(6)	ADS Services	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.
(7)	Registration of ADS Transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) transferred.	Person for whom or to whom ADSs are transferred.
(8)	Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of partial entitlement ADSs for full entitlement ADSs, or upon conversion of restricted ADSs into freely transferable ADSs, and vice versa).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) converted.	Person for whom ADSs are converted or to whom the converted ADSs are delivered.

II.	Charges

The Company, Holders, Beneficial Owners, persons depositing Shares or withdrawing Deposited Securities in connection with ADS issuances and cancellations, and persons for whom ADSs are issued or cancelled shall be responsible for the following ADS charges under the terms of the Deposit Agreement:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing Shares or withdrawing Deposited Property or of the Holders and Beneficial Owners of ADSs;

(iv)	in connection with the conversion of Foreign Currency, the fees, expenses, spreads, taxes and other charges of the Depositary and/or conversion service providers (which may be a division, branch or Affiliate of the Depositary). Such fees, expenses, spreads, taxes, and other charges shall be deducted from the Foreign Currency;

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(v)	any reasonable and customary out-of-pocket expenses incurred in such conversion and/or on behalf of the Holders and Beneficial Owners in complying with currency exchange control or other governmental requirements; and

(vi)	the fees, charges, costs and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the ADR program.

The above fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

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